Exhibit 99.3

WCEP HOLDINGS, LLC

Financial Statements

December 31, 2013

(With Independent Auditors’ Report Thereon)

WCEP HOLDINGS, LLC

Table of Contents

Page(s)

Independent Auditors’ Report	1

Financial Statements:

Balance Sheet	2

Statement of Income	3

Statement of Comprehensive Income	4

Statement of Member’s Equity	5

Statement of Cash Flows	6

Notes to Financial Statements	7–14

Independent Auditors’ Report

The Management Committee
WCEP Holdings, LLC:

We have audited the accompanying financial statements of WCEP Holdings, LLC, which comprise the balance sheet as of December 31, 2013, and the related statement of income, member’s equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WCEP Holdings, LLC as of December 31, 2013, and the results of its operations and its cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.

\s\ KPMG LLP

Los Angeles, California
April 30, 2014

WCEP HOLDINGS, LLC

(A Delaware Limited Liability Company)

Balance Sheet

December 31, 2013

(In thousands)

Assets
Current assets:
Cash and cash equivalents	$27,694
Accounts receivable	13,287
Inventory	2,484
Prepaid expenses and other	483
Total current assets	43,948
Property, plant, and equipment, net	540,229
Other assets:
Restricted cash	17,831
Emissions	24
Total assets	$602,032
Liabilities and Member’s Equity
Current liabilities:
Current portion of long-term debt	$35,424
Accounts payable and accrued liabilities	1,333
Accrued interest	764
Total current liabilities	37,521
Long-term debt, net of current portion	434,858
Long-term derivative liabilities	31,441
Asset retirement obligation	8,346
Total liabilities	512,166
Commitments and contingencies
Member’s equity	89,866
Total liabilities and member’s equity	$602,032

See accompanying notes to financial statements.

WCEP HOLDINGS, LLC

(A Delaware Limited Liability Company)

Statement of Income

Year ended December 31, 2013

(In thousands)

Operating revenues:
Lease revenue	$83,698
Energy sales and other revenues	5,086
Total operating revenues	88,784
Operating expenses:
Fuel	4,872
Maintenance and other operating costs	13,074
Depreciation and accretion	14,060
General and administrative	330
Total operating expenses	32,336
Income from operations	56,448
Other income (expense):
Interest income	8
Interest expense	(22,886)
Other income (expense), net	30
Total other income (expense)	(22,848)
Net income	$33,600

See accompanying notes to financial statements.

WCEP HOLDINGS, LLC

(A Delaware Limited Liability Company)

Statement of Comprehensive Income

December 31, 2013

Net income	$33,600
Other comprehensive income, net of tax:
Change in market value:
Unrealized gains on cash flow hedges:
Unrealized holding gains arising during period	23,906
Comprehensive income	$57,506

See accompanying notes to financial statements.

WCEP HOLDINGS, LLC

(A Delaware Limited Liability Company)

Statement of Member’s Equity

Year ended December 31, 2013

(In thousands)

	Edison Mission Arroyo Nogales, Inc
				Accumulated
				other	Total
	Capital	Capital	Retained	comprehensive	member’s
	contributions	distributions	earnings	income (loss)	equity
Balance at December 31, 2012	$140,111	(1,660)	(30,405)	(55,347)	52,699
Net income	—	—	33,600	—	33,600
Capital distributions	—	(20,339)	—	—	(20,339)
Other comprehensive income	—	—	—	23,906	23,906
Balance at December 31, 2013	$140,111	(21,999)	3,195	(31,441)	89,866

See accompanying notes to financial statements.

WCEP HOLDINGS, LLC

(A Delaware Limited Liability Company)

Statement of Cash Flows

Year ended December 31, 2013

(In thousands)

Cash flows from operating activities:
Net income	$33,600
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and accretion	21,556
Loss on sale of emission credits	49
Changes in assets and liabilities:
Accounts receivable	(13,289)
Inventory	(2,484)
Prepaid expenses and other current assets	(449)
Accounts payable and accrued liabilities	(18,221)
Interest payable	724
Net cash provided by operating activities	21,486
Cash flows from investing activities:
Capital expenditures	(47,554)
Purchased emission credits	(57)
Proceeds from sale of emission credits	13
Net cash used in investing activities	(47,598)
Cash flows from financing activities:
Cash distribution to parent	(20,339)
Proceeds from debt	88,411
Increase in restricted cash	(15,163)
Net cash used in financing activities	52,909
Net increase in cash and cash equivalents	26,797
Cash and cash equivalents at beginning of period	897
Cash and cash equivalents at end of period	$27,694
Supplemental disclosure of cash flow information:
Cash paid for interest (net of $6,671 capitalized)	$18,139

See accompanying notes to financial statements.

(1)                     Nature of Operations

WCEP Holdings, LLC (WCEP), a Delaware limited liability company, is an indirect wholly owned subsidiary of Edison Mission Energy (EME). WCEP was organized under Delaware law on May 31, 2011 and has an ownership interest in one gas project. WCEP and its subsidiaries are referred to herein as the “Company.” On October 18, 2013, EME entered into an Acquisition agreement with NRG Energy, Inc. (NRG) that provides for a sale of substantially all of EME’s assets to NRG including its member interests in the Company. The sale closed on April 1, 2014 and the Company’s parent was acquired by NRG Energy Gas and Wind Holdings LLC, a wholly owned subsidiary of NRG.

WCEP owns 100% interest in Walnut Creek Energy, LLC, which owns a 479-megawatt (MW) gas-fired simple cycle combustion turbine generating facility located in the City of Industry, California (Walnut Creek). The Walnut Creek project achieved commercial operation in May 2013 and began selling electricity to Southern California Edison (SCE) June 1, 2013 under a Power Purchase Tolling Agreement (PPTA) with the term of 10 years.

A summary of the major agreements entered into by the Company is set forth below:

(a)                     Limited Liability Company Agreements

Subsidiaries of the Company are parties to limited liability company agreements in entities that own the Project. The provisions of these agreements set forth rights and obligations of the ownership entities.

(b)                     Southern California Edison Power Purchase Tolling Agreement (SCE PPTA)

Under terms of the 10-year SCE PPTA that became effective on November 1, 2010, the Company receives a shaped monthly capacity rate adjusted for availability penalties, a variable O&M charge, start-up charges, and other miscellaneous charges as described in the PPTA. During 2013, the Company recorded lease revenues of $83,698,000.

Due to the concentration of sales to SCE, the Company is exposed to credit risk of potential nonperformance by SCE, which could impact liquidity if SCE were to experience financial difficulties. As of December 31, 2013, SCE’s credit and long-term senior secured issuer ratings from Standard & Poor’s and Moody’s Investors Service were BBB+ and A2, respectively.

(c)                      Southern California Edison Company Large Generator Interconnection Agreement

The Company entered into an interconnection agreement (LGIA) with SCE and California Independent System Operator Corporation (CAISO) on July 20, 2011 with an initial 30-year term and automatically renewed for successive one-year periods thereafter, unless otherwise terminated.

(d)                     GE Packaged Power, Inc. Contractual Service Agreement

The Company contracted with GE Packaged Power, Inc. (GE) to provide certain warranty, maintenance, and repair services. The agreement shall terminate upon the first to occur of a) the date which all covered units have reached their respective performance end dates or b) 20 years from the contract’s effective date of December 9, 2011. Payments are subject to an annual escalation clause. Total fees incurred for the year ended December 31, 2013 were $516,000. These costs are included in the statement of income as part of maintenance and other operating costs.

(Continued)

(e)                      Operation and Maintenance Agreement

The Company entered into an agreement with Edison Mission Operation & Maintenance, Inc. (EMOM), a wholly owned subsidiary of EME, to provide operation and maintenance services not covered by the maintenance and service agreement with GE (described above). The agreement will continue until terminated by either party, with 90-day prior written notice. The Company incurred costs from EMOM in the amount of $2,957,000 for the year ended December 31, 2013. These costs are included in the statement of income as part of maintenance and other operating costs.

(2)                     Summary of Significant Accounting Policies

(a)                     Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b)                     Cash and Cash Equivalents

The Company considers cash and cash equivalents to include cash and money market fund investments. The carrying value of cash equivalents approximates fair value as all investments have original maturities of three months or less at the time of purchase. For further discussion of money market funds, see note 3 — Fair Value Measurements.

(c)                      Inventory

Inventory consists of spare parts, materials, and supplies to be used in the operation of the facility. Inventory is stated at the lower of weighted average cost or market.

(d)                     Plant and Equipment

Plant and equipment are stated at cost. The plant balance includes all costs associated with the development and construction of the facility. The Facility costs include interest capitalized during the construction period of approximately $29,036,000. Depreciation is computed on a straight-line basis over the Facility’s estimated useful life of 30 years, which commenced as the Company placed the turbines in service.

Expenditures for maintenance, repairs, and renewals are expensed as incurred. Expenditures for additions and improvements are capitalized.

(e)                      Impairment of Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the carrying amount of a long-lived asset exceeds the amount of the expected future undiscounted cash flows, an impairment loss is recognized for the excess of the carrying amount over fair value. No impairment losses were recognized during the year ended December 31, 2013.

(Continued)

(f)                        Derivative Instruments

The Company uses interest rate swaps to manage its interest rate exposure on long-term debt. Authoritative guidance on derivatives and hedging establishes accounting and reporting standards for derivative instruments (including certain derivative instruments embedded in other contracts). The Company is required to record derivatives on its consolidated balance sheet as either assets or liabilities measured at fair value unless otherwise exempted from derivative treatment as a normal sale and purchase. All changes in the fair value of derivative instruments are recognized currently in earnings, unless specific hedge criteria are met, which requires that the Company formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

The accounting guidance for cash flow hedges provides that the effective portion of gains or losses on derivative instruments designated and qualifying as cash flow hedges be reported as a component of other comprehensive income and be reclassified into earnings in the same period during which the hedged transaction affects earnings. The remaining gains or losses on the derivative instruments, if any, must be recognized currently in earnings. Derivative and hedging accounting policies are discussed further in note 4 — Derivative Instruments and Risk Management.

(g)                     Deferred Financing Costs

Deferred financing costs consist of legal fees and closing costs incurred by the Company in obtaining its financing. These costs were being amortized using the effective interest method over the construction loan term of 23 months, which converted to a term loan effective June 21, 2013. As of December 31, 2013, accumulated amortization totaled $18,368,000. Amortization expense, net of capitalized interest, of $3,986,000 is included in interest expense on the statement of income.

(h)                     Financial Instruments

Financial instruments that potentially subject the Company to significant concentrations of credit or valuation risk consist principally of cash equivalents and accounts receivable.

The carrying amounts reported in the balance sheet for cash and cash equivalents and accounts receivable approximate fair value.

(i)                        Restricted Cash

Restricted cash consists of collateral reserves required by the Company’s debt agreements. At December 31, 2013, the Company’s restricted cash included $17,831,000 to support remaining construction costs and debt services.

(j)                        Revenue Recognition

An assessment of revenue from electricity sales was conducted to determine whether or not the PPTA with SCE contains an embedded lease. The assessment resulted in a determination that revenue earned by the Company for sale of electricity is subject to lease accounting. The capacity payments are considered minimum rental payments and accordingly, they are amortized over the term of the lease on a basis that is representative of the time pattern in which benefit is derived from the asset. Variable amounts are considered contingent rental income and recorded when earned.

(Continued)

(k)                     Income Taxes

The Company is a single member limited liability company and is included in the consolidated return of its ultimate parent company. An enterprise is required to recognize, in its consolidated financial statements, the impact of a tax position by determining if the weight of the available evidence indicates it is more likely than not, based on the technical merits, that the position will be sustained on audit. All income tax contingencies would be immaterial if they had to be recognized by the Company. However, because the entity is a limited liability entity that is included in the tax return of its parent company and is not obligated to pay any income taxes, the Company has not reflected a hypothetical tax obligation in its consolidated financial statements.

If the Company had recorded income taxes, based on a hypothetical separate company return, adjusted for the use of state tax apportionment factors of the consolidated tax group, the income statements would include income tax expense of $13,186,000 for the year ended December 31, 2013.

(l)                        Property Taxes

The Company’s asset is valued and property taxes are assessed pursuant to California state statute. The Company incurred property tax expense of $3,652,000 for the year ended December 31, 2013, which are included in the statement of income as part of maintenance and other operating costs.

(m)                  Asset Retirement Obligation

The Company records the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, entity cost is capitalized by increasing the carrying amount of the related long-lived asset. Over time, the liability is increased to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, the obligation will be settled and a gain or loss will be recognized for the difference between the recorded obligation and the actual cost. Accretion expense is classified as part of depreciation and accretion on the statement of income.

The Company recorded a liability representing expected future costs associated with site reclamation, facilities dismantlement, and removal of environmental hazards as follows (in thousands):

Balance of asset retirement obligation at December 31, 2012	$—
New asset retirement obligation	8,079
Accretion expense	267
Balance of asset retirement obligation at December 31, 2013	$8,346

(3)                     Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (referred to as an exit price). The hierarchy, established by authoritative accounting guidance, gives the highest priority to unadjusted quoted market prices in active markets for identical assets and liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of fair value hierarchy are:

•                  Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets and liabilities;

(Continued)

•                  Level 2 — Pricing inputs that include quoted prices for similar assets and liabilities in active markets and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the derivative instruments; and

•                  Level 3 — Prices or valuations that require inputs that are both significant to the fair value measurements and unobservable.

The Company’s assets and liabilities carried at fair value consist of money market funds, which are generally classified as Level 1 as fair value is determined by observable market prices (unadjusted) in active markets. Money market funds totaling $27,694,000 are included in cash and cash equivalents in the Company’s balance sheet at December 31, 2013.

The interest rate swap liability is classified as Level 2 as the fair value can be determined based on observable values of underlying interest rates. The Company had derivative liabilities related to interest rate swaps of $31,441,000 as of December 31, 2013. Interest payable amounts related to the swap liability are included in interest payable on the Company’s balance sheet. The Company had interest payable related to the rate swap liability of $344,000 at December 31, 2013.

(4)                     Derivative Instruments and Risk Management

Interest Swap

On June 30, 2013, the Company entered into 10-year amortizing interest rate swap agreements for the purpose of hedging the variability of cash flows in the interest payments due to fluctuations of the London Interbank Offered Rate (LIBOR). These interest rate swap agreements became effective on July 27, 2011 and qualify as effective cash flow hedges, whereby the hedges were reported in the Company’s balance sheet at fair value, with changes in the fair value of the hedges reflected in member’s equity. The total notional amount of the hedges was $423,254,193 at December 31, 2013. The notional amount of the interest rate swap agreements amortizes each year, such that the Company’s interest payment under the financing is approximately 90% hedged. The interest rate swap agreements entitle the Company to receive a floating (three-month LIBOR) rate and pay a fixed rate of 4.0025% for the Company and 3.5429% for the Project. The interest rate swap agreements expire in May 2023. The Company recognized unrealized gains of $23,906,000 in other comprehensive income at December 31, 2013.

The interest rate swap agreements convert the LIBOR-based rates (0.2375% for the Company and 0.24660% for the Project at December 31, 2013) in the term loan to a fixed interest rate of 4.0025% for the Company and 3.5429% for the Project. Total interest expense, net of amounts capitalized, related to the swap agreements was $7,808,000 for the year ended December 31, 2013. These costs are included in interest expense in the accompanying statement of income.

(5)                     Long-Term Debt

On July 27, 2011, the Companies entered into a financing agreement (the Agreement) with a group of banks for a combination of loans and letters of credit totaling $617,071,000. The Agreement provided for construction loans not exceeding $495,142,000, conversion of the construction loans to a term loan, a working capital facility of $5,000,000, letters of credit supporting project agreements of $77,910,000 and a debt service reserve of $39,019,000.

On June 21, 2013, construction loans totaling $495,142,000 were converted to a 10-year term loan with a final maturity of May 31, 2023. There was no borrowing under the working capital facility at December 31, 2013.

(Continued)

Amounts outstanding under the Agreement bear interest at variable Eurodollar interest rates specified as LIBOR, as defined in the Agreement, plus a margin of 2.25% for Walnut Creek Energy, LLC increasing 0.25% on the third, sixth, and ninth anniversaries of the conversion date. WCEP Holdings has a margin of 4.00%. Under the Agreement, interest expense, net of amounts capitalized for the year ended December 31, 2013 was $9,731,000.

Distributions from the Company are subject to compliance with the terms and conditions defined in the Agreement, including a covenant to meet a required debt service coverage ratio of 2.5 to 1.0 for WCEP Holdings, LLC and 1.20 to 1.0 for Walnut Creek Energy, LLC. At December 31, 2013, the Company is in compliance with the various restrictive covenants defined in the Agreement.

Annual maturities of long-term debt at December 31, 2013 for the next five years and thereafter are summarized as follows (in thousands):

Years ending:
2014	$35,424
2015	37,984
2016	39,676
2017	41,716
2018	45,055
Thereafter	270,427
$470,282

The carrying amount of the long-term debt approximates fair value at December 31, 2013 due to frequent repricing of the LIBOR interest rates as defined in the Agreement.

(6)                     Plant and Equipment

Plant and equipment consist of the following components at December 31, 2013 (in thousands):

Power plant facilities	$553,937
Rolling stock	85
554,022
Less accumulated depreciation	(13,793)
$540,229

The depreciable life of the operating facility exceeds the term of the related power purchase agreement (note 1). Management believes the useful life is appropriate and that the facility will continue to operate profitably subsequent to the expiration of the power purchase agreements.

(Continued)

(7)                     Related Party Transactions

In addition to the transactions and relationships described elsewhere in the notes to the financial statements, the Company has the following related party transactions and relationships:

(a)                     Other Agreements

The Company entered into an Asset Services Agreement effective July 1, 2011 with EME, subsequently assigned to Edison Mission Asset Services (EMAS), a wholly owned subsidiary of EME on October 29, 2012.  The agreement provides for construction, technical and administrative services. Amounts charged totaled $438,000 for the year ended December 31, 2013. These are invoiced at cost and are settled monthly in cash. Construction and technical costs were capitalized through COD, while administrative costs were expensed. Expensed costs totaled $160,000 for the year ended December 31, 2013 and are included in the statement of income as part of maintenance and other operating costs.

The Company reimbursed EME for certain insurance and other project costs charged to employee’s purchasing card. Reimbursements totaled $1,115,000 for the year ended December 31, 2013. These are invoiced at cost and are settled monthly in cash. These costs have been recorded as prepaid administrative costs, facility costs, or expensed as appropriate.

(Continued)

(8)                     Commitments and Contingencies

(a)                     Lease Commitments

On March 11, 2008, the Company entered into a land lease with Industry Urban-Development Agency through the initial term of May 31, 2036. The Company agreed to pay $1,000 per year ending with the year in which the Project completes its 10th year of commercial operations and $1,304,000 for each subsequent year through the end of the initial term.

In August 2009, the lease was amended to include an adjustment payment during the period June 1, 2013 and May 31, 2023 for property tax liability based on a percentage of the difference between the assessed value of the property and a threshold amount. A payment is due each April 1 and October 1. The Company incurred property rent of $1,849,000 for the year ended December 31, 2013.

Future minimum payments for operating leases as of December 31, 2013 are estimated as follows (in thousands):

Years ending December 31:
2014	$2,557
2015	1,994
2016	1,084
2017	79
2018	19
Thereafter	16,847
$22,580

(9)                     Subsequent Events

The Company has performed an evaluation of subsequent events through April 30, 2014, which is the date the financial statements are available to be issued.